Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Amendment No. 2 to the Registration Statement on Form F-1 of Genetic Technologies Limited of our report dated October 3, 2019 relating to the financial statements of Genetic Technologies Limited, which appears in this Amendment No. 2 to the Registration Statement. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers
Melbourne, Australia
May 11, 2020